Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of May 1996
Distribution Date of June 20, 1996

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $290,265,907.89
Beginning Pool Factor                       0.6831727

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $11,223,727.63
  Interest Collected                    $2,693,773.86

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $433,354.15
Total Additional Deposits                 $433,354.15

Repos/Chargeoffs                          $542,227.84
Aggregate Number of Notes Charged Off              70

Total Available Funds                  $14,350,855.64

Ending Pool Balance                   $278,499,952.42
Ending Pool Factor                          0.6554802

Servicing Fee                             $241,888.26

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $17,492,919.12
  Target Percentage                              6.00%
  Target Balance                       $16,709,997.15
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                      $(782,921.97)
  Ending Balance                       $16,709,997.15

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,131,144.36    1,446
    31-60 days                             427,046.13      331
    60+ days                                86,785.56       49

    Total                                2,644,976.05    1,451

  Balances:
    60+ days                             1,526,379.06       49

Memo Item - Reserve Account
  Prior Month                          $17,415,954.47
  + Invest. Income                          76,964.65
  - Transfer to Collections Account              0.00
    Beginning Balance                  $17,492,919.12

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of May 1996

                                                                NOTES
                                      TOTAL           CLASS A-1        CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:              $424,879,281.80   $80,000,000.00  $330,000,000.00   $14,879,281.80
 Distribution Percentages(1)                                0.00%           96.50%            3.50%
 Coupon                                                    5.900%           6.550%           6.850%

Beginning Pool Balance           $290,265,907.89
Ending Pool Balance              $278,499,952.42
Collected Principal               $11,223,727.63
Collected Interest                 $2,693,773.86
Charge-Offs                          $542,227.84
Liquidation Proceeds/Recoveries      $433,354.15
Servicing                            $241,888.26
Cash Transfer from Reserve Account         $0.00
  Total Collections Available
    for Debt Service              $14,108,967.38

Beginning Balance                $290,265,907.89            $0.00  $275,386,626.09   $14,879,281.80

Interest Due                       $1,588,087,90            $0.00    $1,503,152.00       $84,935.90
Interest Paid                      $1,588,087.90            $0.00    $1,503,152.00       $84,935.90
Principal Due                     $11,765,955.47            $0.00   $11,354,147.03      $411,808.44
Principal Paid                    $11,765,955.47            $0.00   $11,354,147.03      $411,808.44

Ending Balance                   $278,499,952.42            $0.00  $264,032,479.06   $14,467,473.36
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)               0.0000000000     0.8000984214     0.9723233657

Total Distributions               $13,354,043.37            $0.00   $12,857,299.03      $496,744.34

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00            $0.00            $0.00

Excess Servicing                     $754,924.01

Beginning Reserve Account Balance $17,492,919.12        see also Memo Item on
Page 1 regarding Reserve Account
(Release)/Draw                      $(782,921.97)
Ending Reserve Account Balance    $16,709,997.15


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of May 1996

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger

                                5               4                3                2                1
                             Jan 1996        Feb 1996         Mar 1996         Apr 1996         May 1996

Beg. Pool Balance        $337,956,886.36  $325,764,845.10  $316,103,678.67  $303,576,213.37  $290,265,907.89

A) Loss Trigger:
Principal of Contracts
  Charged off                $372,049.69      $576,381.41      $420,107.94      $725,984.84      $542,227.84
Recoveries                   $556,075.28      $164,473.54      $540,104.58      $260,314.07      $433,354.15

Total Charged off
  (Months 5,4,3)           $1,368,539.04
Total Recoveries
  (Months 3,2,1)            1,233,772.80
Net Loss/(Recoveries)
  for 3 Mos.                 $134,766.24(a)

Total Balance
  (Months 5,4,3)         $979,825,410.13(b)

Loss Ratio [(a/b)(12)]           0.1650%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $3,726,336.87      $3,924,248.09  $1,526,379.06
  As % of Beginning
    Pool Balance                                                  1.17883%         1.29267%       0.52586%
  Three Month Average                                             0.89357%         1.18240%       0.99912%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer